UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2025

LendingTree, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1415 Vantage Park Dr., Suite 700, Charlotte, NC	28203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TREE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 21, 2025, LendingTree, Inc. (NASDAQ: TREE) (the "Company") entered into a $475 million first lien term loan facility (the "Facility") with Bank of America, N.A., as administrative agent (the "Agent"), and Bank of America, N.A. and Truist Securities, Inc., as joint lead arrangers. The Facility is comprised of (i) $400 million in initial term loans (the "Initial Term Loans") and (ii) $75 million in revolving loans (the “Revolver” or "Revolving Loans"). The lenders include a syndicate of banks arranged by Bank of America and Truist with the Company’s approval.

The Facility has a maturity of five years. Interest on the Initial Term Loans is charged at SOFR plus 450 basis points, subject to a 25-basis point margin step-down upon the achievement of a corporate family rating of B2 (stable) or better from Moody’s. Interest on the Revolving Loans is charged at SOFR plus 350 basis points.

Proceeds from the Facility will be used to refinance the Company’s existing facilities with Truist and Apollo and for working capital and general corporate purposes.

The Facility contains a financial covenant requiring the Company to maintain a first lien net leverage ratio of not more than 5.0x, tested quarterly when the Revolver is drawn in an amount equal to or greater than $20 million (other than undrawn or cash-collateralized letters of credit).

The Facility also includes customary negative covenants, including covenants limiting the incurrence of additional indebtedness, the creation of liens, investments, dispositions, and restricted payments.

Mandatory prepayments under the Facility include: (i) an asset sale sweep subject to a $50 million threshold with reinvestment rights within 18 months (plus an additional 6 months if a reinvestment contract is entered into within such 18-month period), (ii) an excess cash flow sweep equal to 50% of excess cash flow beginning with the fiscal year ending December 31, 2026, stepping down to 25% if the first lien leverage ratio is less than 3.0x and 0% if less than 2.5x, subject to a minimum threshold equal to the greater of $23 million or 20% of EBITDA, and (iii) a debt issuance sweep of 100%.

The Facility is secured by a lien on substantially all of the Company’s and its material subsidiaries’ assets, subject to certain exceptions.

The summary above is qualified in its entirety by the terms of the Credit Agreement, which is filed herewith as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
99.1	Credit Agreement dated August 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2025

LENDINGTREE, INC.

By:	/s/ Jason Bengel
Jason Bengel
Chief Financial Officer

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